OPINION AND CONSENT OF BELL, BOYD & LLOYD LLC

                             BELL, BOYD & LLOYD LLC
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-5046
                                  312 372-1121
                                Fax 312 372-2098

                                November 1, 2000

     As counsel for Fasciano Fund, Inc. (the "Fund"), we consent to the incorporation by reference of our opinion dated October 25, 1996 as an exhibit to post-effective amendment no. 8 to the registration statement of the Fund, Securities Act file no. 33-23997 on Form N-1A, filed on October 31, 1996. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                /s/ Bell, Boyd & Lloyd LLC